Exhibit 24

POWER OF ATTORNEY

The undersigned members of the Board of Directors and Executive Officers of Emerson Electric Co., a Missouri corporation with principal offices at 8000 West Florissant Avenue, St. Louis, Missouri 63136, hereby appoint F. J. Dellaquila, S. Y. Bosco, R. J. Schlueter and J. G. Shively as their Attorneys-in-Fact for the purpose of signing Emerson Electric Co.'s Securities and Exchange Commission Form 10-K (and any and all Amendments thereto) for the fiscal year ended September 30, 2017.

Dated: October 3, 2017

Signature		Title

/s/	D. N. Farr	Chairman of the Board and Chief Executive Officer
D. N. Farr

/s/	R. J. Schlueter	Vice President, Controller and Chief Accounting Officer
R. J. Schlueter

/s/	C. A. H. Boersig	Director
C. A. H. Boersig

/s/	J. B. Bolten	Director
J. B. Bolten

/s/	G. A. Flach	Director
G. A. Flach

/s/	A. F. Golden	Director
A. F. Golden

/s/	C. Kendle	Director
C. Kendle

/s/	M. S. Levatich	Director
M. S. Levatich

/s/	J. W. Prueher	Director
J. W. Prueher

/s/	R. L. Stephenson	Director
R. L. Stephenson

/s/	J. S. Turley	Director
J. S. Turley